UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

February 20, 2007

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 95-4840775
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1840 Century Park East, Los Angeles, California 90067

www.northropgrumman.com

(Address of principal executive offices and internet site)

(310) 553-6262

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d) Election of Directors

(1) On February 20, 2007, Northrop Grumman Corporation (the “Company”) elected Donald E. Felsinger to its Board of Directors.

Donald E. Felsinger is chairman of the board of directors and chief executive officer of Sempra Energy, a position he has held since February 1, 2006. In June 2004, Mr. Felsinger became president and chief operating officer of Sempra Energy and a member of its board of directors. From 1998 through 2004, he was group president and chief executive officer of Sempra Global. Prior to the merger that formed Sempra Energy he served as president and chief operating officer of Enova Corporation, the parent company of San Diego Gas & Electric (SDG&E). Prior positions included president and chief executive officer of SDG&E, executive vice president of Enova Corporation, and executive vice president of SDG&E. Mr. Felsinger is a member of The Conference Board and the California Business Roundtable.

(2) There is no arrangement or understanding between Mr. Felsinger and any other persons pursuant to which Mr. Felsinger was selected as a director.

(3) Mr. Felsinger was appointed to the Audit Committee and the Compensation and Management Development Committee of the Board of Directors of the Company.

(4)	No information is required by Item 404(a) of Regulation S-K.

(5) Mr. Felsinger is entitled to receive a director retainer fee of $200,000 per year, 50% of which is deferred into a stock unit account pursuant to the Company’s 1993 Stock Plan for Non-Employee Directors. All deferrals into the stock unit account will be paid out in Company Common Stock at the conclusion of Mr. Felsinger’s service on the Board of Directors. He will also be paid a $10,000 annual retainer fee for service on the Audit Committee. Both retainers will be prorated for 2007.

Item 5.02(e)	Compensatory Arrangements of Certain Officers

On February 21, 2007, the Compensation and Management Committee of the Board of Directors of the Company took the actions described below with regard to the compensation of the Company’s Named Executive Officers, with the exception of the Chairman and Chief Executive Officer; and the Independent Members of the Board of Directors took the actions described below with regard to the Chairman and Chief Executive Officer:

(a) Authorized base salary adjustments effective March 3, 2007 for the Named Executive Officers and approved cash bonus compensation for performance in 2006 as follows:

Name	Position	New Base Salary* $	Cash Bonus Compensation $
RONALD D. SUGAR	Chairman and Chief Executive Officer	1,525,000	3,132,000
WESLEY G. BUSH	President and Chief Financial Officer	890,000	1,300,000
SCOTT J. SEYMOUR	Corporate Vice President and President, Integrated Systems	620,000	770,000
W. BURKS TERRY	Corporate Vice President and General Counsel	625,000	760,000
JAMES R. O’NEILL	Corporate Vice President and President, Information Technology	560,000	680,000

*	The new base salary includes an additional $10,000 in lieu of certain perquisites, including club memberships and car allowances and related expenses.

(b) Approved the 2007 goals under the 2002 Incentive Compensation Plan (the “Bonus Plan”). Under the Bonus Plan, participants earn cash bonus compensation based upon their individual performance and achievement of specific performance measures. Each participant’s target award is based on a percentage of base salary, and awards are paid in the year following the performance period. The 2007 measures for the Bonus Plan are based on the financial metrics of organic sales growth, operating margin, and cash from operations along with supplemental operational measures. Target percentages for the Named Executive Officers are: Dr. Sugar – 130%; Mr. Bush – 90%; Messrs. Seymour, O’Neill, and Terry – 70%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:
Stephen D. Yslas
Corporate Vice President, Secretary and
Deputy General Counsel

Date: February 23, 2007